Exhibit 10.1

OMNI ENERGY SERVICES CORP.

SECOND AMENDMENT AND WAIVER TO LOAN AGREEMENT

This Second Amendment and Waiver to Loan Agreement (the “Amendment”) is entered into as of August 28, 2008, by and among OMNI ENERGY SERVICES CORP., a Louisiana corporation (“OMNI”), each Subsidiary Borrower of OMNI party hereto (collectively, the “Subsidiary Borrowers” and OMNI and the Subsidiary Borrowers are collectively referred to as “Borrowers” and are each a “Borrower”), the other Credit Parties signatory hereto, the Requisite Lenders signatory hereto, and Fifth Third Bank, an Ohio banking corporation, as Agent (the “Agent).

PRELIMINARY STATEMENTS

A. The Borrowers, the other Credit Parties party thereto, the Lenders party thereto and Fifth Third Bank, an Ohio banking corporation, as Agent are party to a certain Amended and Restated Loan and Security Agreement, dated as of April 23, 2008 (as previously amended, and it may be further amended, modified or supplemented from time to time, the “Loan Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Loan Agreement.

B. The Borrowers, the other Credit Parties, the Requisite Lenders and Fifth Third Bank, as Agent, have agreed to amend the Loan Agreement, and waive certain provisions thereunder, pursuant to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. WAIVERS.

The Borrowers have informed the Agent that:

(a) on or before December 31, 2008, OMNI may issue capital stock and receive cash proceeds as consideration therefore in an amount not to exceed $6,000,000 (any such amount received, the “Cash Equity Proceeds”);

(b) the following lien exists against the Headquarters Property (the “Existing Violation”): a Junior Mortgage granted by OMNI in favor of Advantage Capital Partners V Limited Partnership, Advantage Capital Partners VI Limited Partnership, Advantage Capital Partners VII Limited Partnership, Advantage Capital Partners VIII Limited Partnership and Advantage Capital Partners XI Limited Partnership (formerly known as Advantage Capital Technology Fund, L.L.C.), dated August 17, 2000, and recorded with the Clerk of Court of Lafayette Parish, Louisiana on August 23, 2000, as File No. 00-032110 (the “Advantage Mortgage”); and

(c) OMNI intends to sell the real property it owns in Abbeville, Vermilion Parish, Louisiana (the “Abbeville Sale”).

The Borrowers have requested that the Agent (i) waive compliance with Section 2(d)(iv)(B) of the Loan Agreement solely with respect to the Cash Equity Proceeds that OMNI uses to purchase fractionation tanks, (ii) waive compliance with paragraph 7 of the Post-Closing Letter prior to the Second Amendment Effective Date (the “Delivery Violation”), (iii) waive compliance with Section 13(d) of the Loan Agreement and paragraph 7 of the Post-Closing Letter solely with respect to the Abbeville Sale and the real property which is the subject thereof (the “Abbeville Violation”), (iv) waive compliance with Section 13(c) of the Loan Agreement solely with respect to the Advantage Mortgage prior to the Second Amendment Effective Date (collectively with the Existing Violation, the Delivery Violation and the Abbeville Violation, the “Violations”), and (iii) waive any Event of Default arising solely from the Violations.

Upon satisfaction of the conditions precedent set forth in Section 3 hereof (and with respect to the Abbeville Violation only, subject to the payment by OMNI to the Agent of the net cash proceeds from the Abbeville Sale for repayment of the Revolving Loans, the Lender and the Agent hereby waive the Violations and each and every Event of Default arising solely from the Violations. The Credit Parties acknowledge that the waivers under this Section 1 are specifically limited to the Violations and each and every Event of Default arising solely from the Violations. Except as specifically amended and waived hereby, all of the terms and conditions of the Loan Agreement shall stand and remain in full force and effect.

SECTION 2. AMENDMENTS TO LOAN AGREEMENT AND POST CLOSING LETTER.

Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Loan Agreement and Post Closing Letter shall be and hereby are amended as follows:

Section 2.1. Amended Definitions. The definitions of “Capital Expenditures”, “Commitment”, “Excess Availability”, “Maximum Loan Limit” and “Permitted Liens” set forth in Section 1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Capital Expenditures” shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrowers and their Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) (collectively, “Fixed Assets”) on the balance sheet of Borrowers and their Subsidiaries, less the net cash proceeds of the Borrowers and their Subsidiaries received during such period from the sale of any Fixed Assets that are replaced with similar like-kind Fixed Assets within thirty (30) days of the date of such sale, net of reasonable direct costs and taxes paid as a direct result of such sale; provided that, notwithstanding the foregoing, Capital Expenditures shall not include expenditures of Cash Equity Proceeds, as defined in the Second Amendment, by the Borrowers for the purchase of fractionation tanks. (For purposes of clarity, in no event shall Eligible Inventory constitute Fixed Assets under this definition.)

“Commitment” shall mean, for purposes of this Agreement and of certain of the Subordination Agreements, any obligations of a lender to from time to time advance funds under this Agreement or an Other Agreement or to from time to time issue or provide assistance or other credit enhancements in connection with the issuance of a Letter of Credit or the making of a Swing Loan under this Agreement.

“Excess Availability” shall mean, as of any date of determination by Agent, the lesser of (i) the Maximum Revolving Loan Limit less the sum of the outstanding Revolving Loans, Swing Loans and Letter of Credit Obligations and (ii) the Revolving Loan Limit less the sum of the outstanding Revolving Loans, Swing Loans and Letter of Credit Obligations, in each case as of the close of business on such date and assuming, for purposes of calculation, that all accounts payable which remain unpaid more than sixty (60) days after the agreed upon due date between OMNI and the vendor, all taxes due and payable as of the close of business on such date are treated as additional Revolving Loans outstanding on such date.

“Maximum Loan Limit” shall mean Seventy-Five Million and No/100 Dollars ($75,000,000).

“Permitted Liens” shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which the applicable Credit Party has maintained adequate reserves; (ii) liens and security interests in favor of Agent; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Credit Party’s ability to use such real property for its intended purpose in connection with such Credit Party’s business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens and security interests in favor of a Subordinated Lender so long as such liens and security interests are fully subordinated pursuant to the applicable Subordination Agreement to the liens and security interests in favor of Agent; (vi) liens set forth on Schedule 1 hereto; (vii) liens specifically permitted by Agent in writing; (viii) involuntary liens securing amounts less than $100,000 and which are released or for which a bond acceptable to Agent in its Permitted Discretion has been posted within ten (10) days of its creation; (ix) the judgment lien against Trussco, Inc. in favor of Dunhill Resources Inc. for the amount of $15,708, as evidenced by the abstract of judgment filed in Lafayette Parish, Louisiana on November 15, 2005, but only to the extent that the holder of such judgment has not commenced the execution or enforcement of such judgment and (x) the Advantage Mortgage, as defined in the Second Amendment, to the extent it encumbers the Headquarters Property (provided that the existence of such judgment as a Permitted Lien under this paragraph shall not prevent Agent from establishing reserves from time to time under this Agreement against the Revolving Loan Limit on account of such judgment).

Section 2.2. Amended Definition. The pricing grid in the definition of “Applicable Margin” in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

LEVEL	LEVERAGE RATIO	REVOLVING LOANS			TERM A LOANS		LETTERS OF CREDIT
		Base Rate Loans	LIBOR Rate Loans	Commitment Fee	Base Rate Loans	LIBOR Rate Loans
I	Greater than or equal to 2.00	1.25%	2.75%	0.40%	1.75%	3.25%	2.75%
II	Equal to or greater than 1.50 but less than 2.00	1.00%	2.50%	0.35%	1.50%	3.00%	2.50%
III	Equal to or greater than 1.00 but less than 1.50	.75%	2.25%	0.30%	1.25%	2.75%	2.25%
IV	Less than 1.00	0.50%	2.00%	0.25%	1.00%	2.50%	2.00%

Section 2.3. Additional Definitions. Section 1 of the Loan Agreement is hereby amended by interesting the following defined terms in their appropriate alphabetical locations:

“Advantage Litigation” shall mean the lawsuit described in part 2 of Schedule 11(g) hereof and all related legal proceedings.

“Agent’s Quoted Rate” shall have the meaning specified in subsection 2(h)(ii) hereof.

“Second Amendment” shall mean that Second Amendment and Waiver to Loan Agreement dated as of August 28, 2008, by and among the Borrowers, the other Credit Parties signatory thereto and Fifth Third Bank, an Ohio banking corporation, as Lender and Agent.

“Second Amendment Effective Date” shall mean August     , 2008.

“Swing Line” shall mean, the credit facility for making Swing Loans described in subsection 2(h) hereof.

“Swing Loan” and “Swing Loans” shall each have the meaning specified in subsection 2(h)(i) hereof.

“Term A Loan Limit” means eighty percent (80%) of the net orderly liquidation value of the Equipment of the Credit Parties as expressed in the most recent machinery and equipment appraisals of such Equipment performed by an appraiser or appraisers selected by the Borrowers and acceptable to the Agent in its sole discretion; provided that, the aggregate net orderly liquidation value of such Equipment as expressed in such appraisals shall be reduced dollar for dollar by the net orderly liquidation value of any Equipment sold by a Credit Party after the date of the most recent appraisal of the Equipment owned by such Credit Party and shall be increased dollar for dollar by the purchase price of any Equipment acquired by a Credit Party after the most recent appraisal of the Equipment owned by such Credit Party.

Section 2.4. Revolving Loans. The first and second paragraphs of subsection 2(a) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

(a) Revolving Loans. Subject to the terms and conditions of this Agreement and the Other Agreements, each Lender, severally and not jointly, agrees to make its Pro Rata Share of revolving loans and advances (the “Revolving Loans”) requested by each Borrower and approved by Agent in its Permitted Discretion, up to such Lender’s Revolving Loan Commitment so long as after giving effect to such Revolving Loans, the sum of the aggregate unpaid principal balance of the Revolving Loans, Swing Loans and the Letter of Credit Obligations does not exceed an amount up to the sum of the following sublimits (the “Revolving Loan Limit”):

(i) up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of such Borrower’s business) of Borrowers’ Eligible Accounts; plus

(ii) up to the lesser of (x) fifty percent (50%) of the lower of cost or market value of Industrial Lift’s Eligible Inventory and (y) $1,000,000; plus

(iii) up to the lesser of (x) thirty percent (30%) of the lower of cost or market value of Borrowers’ Eligible Spare Parts Inventory and (y) $250,000; minus

(iv) Availability Reserve and such other reserves as Agent elects, in its Permitted Discretion, to establish from time to time;

provided, that the Revolving Loan Limit shall in no event exceed Twenty-Five Million and No/100 Dollars ($25,000,000) (such result being the “Maximum Revolving Loan Limit”).

The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the sum of (x) the Letter of Credit Obligations and (y) the unpaid principal balance of the Swing Loans and (ii) the Maximum Revolving Loan Limit minus the sum of (x) the Letter of Credit Obligations and (y) the unpaid principal balance of the Swing Loans. If at any time the outstanding Revolving Loans exceed either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the sum of (x) the Letter of Credit Obligations and (y) the unpaid principal balance of the Swing Loans, Borrowers shall immediately, and without the necessity of demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Revolving Loans and Swing Loans in such order as Agent shall determine in its sole discretion with any remaining balance to be held by Agent as security for the Letter of Credit Obligations; provided that Agent may, in its sole discretion, permit such excess (the “Interim Advance”) to remain outstanding and continue to advance Revolving Loans to Borrowers on behalf of Lenders without the consent of any Lender for a period of up to thirty (30) calendar days, so long as (i) the amount of the Interim

Advances does not exceed at any time Two Million and No/100 Dollars ($2,000,000), (ii) the aggregate outstanding principal balance of the Revolving Loans does not exceed the Maximum Revolving Loan Limit minus the sum of (x) the Letter of Credit Obligations and (y) the unpaid principal balance of the Swing Loans, and (iii) Agent has not been notified by Requisite Lenders to cease making such Revolving Loans. If the Interim Advance is not repaid in full within thirty (30) calendar days of the initial occurrence of the Interim Advance, no future advances may be made to Borrowers without the consent of all Lenders until the Interim Advance is repaid in full.

Section 2.5. Sale of Assets. Subsection 2(d)(iv)(A) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(A) Sales of Assets. Upon receipt of the proceeds of the sale or other disposition of any real property, Equipment or Inventory exceeding $100,000 per item, or if any real property, Inventory or Equipment is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof (net of the reasonable costs and fees incurred in a sale or other disposition) shall be paid by such Credit Parties to Agent, for the benefit of Agent and Lenders, as a mandatory prepayment of the Term A Loans, such payment to be applied against the remaining installments of principal in the inverse order of their maturities until such Term A Loans, are repaid in full, and then against the other Liabilities, as determined by Agent, in its sole discretion; provided that, notwithstanding the foregoing, the proceeds of the Abbeville Sale, as defined in the Second Amendment, net of the reasonable costs and fees incurred in the sale, shall be paid to the Agent, for the benefit of the Lenders, to be applied as a mandatory prepayment of the Revolving Loans. Notwithstanding the foregoing, with respect to all proceeds from sales or other dispositions of Equipment that do not exceed $500,000 in the aggregate in any Fiscal Year, Credit Parties shall deliver such proceeds to Agent and concurrently therewith deliver to Agent written notice and evidence detailing the nature of such proceeds, and upon receipt of such proceeds, Agent shall first apply such proceeds against the outstanding Revolving Loans until paid in full and then to the Swing Loans until paid in full and thereafter, if Borrowers do not replace such Equipment with similar Equipment having equal or greater market value (as determined by Agent) than the Equipment sold or otherwise disposed of within thirty (30) days of such sale or disposition (or in the case of an involuntary disposition pursuant to which any insurance proceeds have been paid, forty-five (45) days after the receipt of such proceeds) or if an Event of Default occurs before the expiration of that period, Agent shall make a Revolving Loan on Borrowers’ behalf in an amount equal to the portion of such proceeds that has not been re-borrowed pursuant to one or more Revolving Loans to replace such Equipment and shall apply the proceeds of such Revolving Loan against the Term A Loan in accordance with the preceding sentence; provided that, notwithstanding anything to the contrary in this paragraph (A), no Credit Party shall be obligated to make a mandatory prepayment pursuant to this paragraph to the extent that a Credit Party uses the proceeds of any sale, other disposition, condemnation or casualty event to acquire similar Equipment having equal or greater market value within thirty (30) days of such sale, other disposition, condemnation or casualty event. (For the purposes of clarifying the foregoing, after the first $500,000 of proceeds from sales or other dispositions of Equipment by the Credit Parties in the aggregate in any Fiscal Year, no mandatory prepayment shall be required under this paragraph (A) if the proceeds of the item sold, otherwise disposed of, damaged in casualty event or taken by condemnation are $100,000 or less.)

Section 2.6. Swing Line Facility. A new subsection 2(h) shall be and hereby is added to the Loan Agreement immediately following subsection 2(g) of the Loan Agreement to read as follows:

(h) Swing Loans. (i) Generally. Subject to the terms and conditions of this Agreement and the Other Agreements, at any time there are two or more Lenders with Revolving Loan Commitments party hereto, the Agent may, in its sole discretion, from time to time, make loans to each Borrower (individually a “Swing Loan” and collectively the “Swing Loans”) which Swing Loans shall not in the aggregate at any time outstanding exceed $3,000,000; provided, however, the sum of the Revolving Loans, Swing Loans and Letter of Credit Obligations at any time outstanding shall not exceed the aggregate Revolving Loan Commitments in effect at such time. The Swing Loans may be availed of by the Borrowers from time to time and borrowings thereof may be repaid and the Swing Line may be used again during the period ending on the Revolving Loan Termination Date; provided that, each Swing Loan and accrued interest thereon must be repaid on the last day of the Interest Period applicable thereto and any Swing Loans not repaid prior to the Revolving Loan Termination Date shall be repaid on such date with interest accrued thereon. Each Swing Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000.

(ii) Requests for Swing Loans. Each Borrower shall give the Agent prior notice, no later than 10:00 a.m. (Cincinnati time) on the date upon which such Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan, and the Interest Period requested therefor. Within 30 minutes after receiving such notice, the Agent shall in its discretion quote an interest rate to such Borrower at which the Agent would be willing to make such Swing Loan available to such Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Agent’s Quoted Rate”). The Borrowers acknowledge and agree that the interest rate quote is given for immediate and irrevocable acceptance. If a Borrower does not so immediately accept the Agent’s Quoted Rate for the full amount requested by such Borrower for such Swing Loan, the Agent’s Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans that are Revolving Loans to the Base Rate as from time to time in effect. Anything contained in the foregoing to the contrary notwithstanding and without limitation thereof, the Agent shall not be obligated to make more than one Swing Loan during any one day. As an accommodation to Borrowers, Agent may permit telephone requests for Swing Loans, which the Borrowers shall promptly confirm in writing. Unless a Borrower specifically directs Agent in writing not to accept or act upon telephonic communications from such Borrower, Agent shall have no liability to Borrowers for any loss or damage suffered by a Borrower as a result of Agent’s honoring in good faith of any requests, execution of any instructions or authorizations communicated to it telephonically and Agent shall have no duty to verify the origin of any such communication or the authority of the Person making it.

Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Swing Loan as follows: such proceeds shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by the Borrowers and Agent from time to time, or elsewhere if pursuant to a written direction from the Borrowers.

(iii) Refunding of Swing Loans. In its sole and absolute discretion, the Agent may at any time, on behalf of the Borrowers (which the Borrowers hereby irrevocably authorize the Agent to act on their behalf for such purpose) and with notice to the Borrowers, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share (with respect to Revolving Loans and Revolving Loan Commitments) of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 15(g) or 15(h) exists with respect to any Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Agent, in immediately available funds, at the Agent’s principal office in Cincinnati, Ohio, before 12:00 Noon (Cincinnati time) on the Business Day following the day such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

(iv) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan in the requested amount when requested by the Agent pursuant to Section 2(h)(iii) above (because an Event of Default described in Section 15(g) or 15(h) exists with respect to any Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Agent, purchase from the Agent an undivided participating interest in the outstanding Swing Loans in an amount equal to its Pro Rata Share (with respect to Revolving Loans and Revolving Loan Commitments) of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans; provided that the foregoing purchases shall be deemed made hereunder without any further action by such Lender or the Agent. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Pro Rata Share (with respect to Revolving Loans and Revolving Loan Commitments) of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Agent its participation in such Loan. The several obligations of the Lenders under this subsection 2(h)(iv) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any Borrower, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Event of Default or by any reduction or termination of any Revolving Loan Commitment of any Lender, and each payment made by a Lender under this subsection 2(h)(iv) shall be made without any offset, abatement, withholding or reduction whatsoever.

(v) If, for any reason, a Swing Loan is paid prior to the last Business Day of any Interest Period, each Borrower agrees to indemnify Agent and each Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Agent or such Lender to fund or maintain such Swing Loan) cost or expense incurred by Agent or such Lender as a result of such prepayment.

Section 2.7. Interest Rate. Subsection 4(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(ii) With respect to each LIBOR Rate Loan, the Applicable Margin plus the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period, and with respect to each Swing Loan, the interest rate expressed in Section 2(h)(ii) hereof with respect to such Swing Loan for the applicable Interest Period, such rate to remain fixed for such interest period. “Interest Period”, with respect to each LIBOR Rate Loan, shall mean any continuous period of (1) one, two (2) or three (3) months, as selected from time to time by a Borrower by irrevocable notice (in writing by telecopy) given to Agent not less than three (3) Business Days prior to the first day of each respective Interest Period, and “Interest Period” with respect to each Swing Loan shall mean a continuous period commencing on the first day the respective Swing Loan is advanced and ending on the date 1 to 5 days thereafter as mutually agreed by a Borrower and the Agent; provided that: (A), with respect to each LIBOR Rate Loan, each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) each Interest Period shall be such that its expiration occurs on or before the Revolving Loan Termination Date; and (C), with respect to each LIBOR Rate Loan, if for any reason a Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Base Rate Loans. With respect to each LIBOR Rate Loan, for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month. With respect to each LIBOR Rate Loan, interest shall be payable on the last Business Day of the applicable Interest Period.

Section 2.8. Term A Loan. The following paragraph shall be added to subsection 2(b) of the Loan Agreement immediately following the second paragraph of such subsection:

The aggregate unpaid principal balance of the Term A Loans shall not at any time exceed the Term A Loan Limit. If at any time the outstanding Term A Loans exceed the Term A Loan Limit, Borrowers shall immediately, and without the necessity of demand by Agent, pay to Agent such amounts as may be necessary to eliminate such excess and Agent shall apply such payment to the Term A Loans against the remaining installments of principal thereof in the inverse order of the maturities. Payments under this paragraph shall be applied first to Base Rate Loans until payment in full thereof with any balance applied to LIBOR Rate Loans in the order in which their Interest Periods expire.

Section 2.9. Commitment Fees. Subsection 4(c)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Borrowers shall jointly and severally pay to Agent, for the ratable benefit of Lenders with Revolving Loan Commitments, a commitment fee for the Revolving Loans on the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month (provided that Swing Loans outstanding from time to time shall be deemed to be outstanding Revolving Loans of the Agent for the purpose of computing the commitment fee payable under this Section), which fee shall be fully earned by Lenders and payable monthly in arrears on the last Business Day of each month and shall be determined by reference to the rate per annum therefor set forth in the definition of Applicable Margin. The fees under this subsection 4(c)(ii) shall be calculated on the basis of a 360 day year.

Section 2.10. Deliveries. Subsections 9(a) and 9(f) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

(a) Borrowing Base Certificate. Credit Parties shall deliver to Agent, within 7 days after the last day of each calendar week, except at all times after the Borrowers have achieved a Leverage Ratio of 1.0 to 1.0 or less, after which event, delivery shall be within 15 days after the last day of each calendar month: (x) a Borrowing Base Certificate showing the computation of the Revolving Loan Limit in reasonable detail as of the close of business on the last day of the immediately preceding week or month, as applicable, together with such other information as therein required, prepared by OMNI and certified to by its chief financial officer or another officer of OMNI acceptable to the Agent and (y) an Accounts aging, an accounts payable aging, a cash reconciliation, and an inventory stock status report, each in reasonable detail prepared by OMNI and certified to by its chief financial officer or another officer of OMNI acceptable to the Agent.

(f) Other Information. Promptly following request therefor by Agent, Credit Parties shall deliver to Agent, such other business or financial data, reports, appraisals and projections as Agent may reasonably request.

Section 2.11. Indebtedness. The “3,000,000” amount expressed in subsection 13(b) of the Loan Agreement is hereby deleted and replaced with the following amount: “$5,000,000”.

Section 2.12. Amended Default. Subsection 15(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(i) Judgment. The entry of any judgments or orders (other than judgments or orders in the Advantage Litigation, the Klug Litigation and the Monosep Litigation) aggregating against any Credit Party to the extent that aggregate claims under such judgments or orders (including, without limitation, any settlement agreements related thereto) that insurance proceeds would not be available for the satisfaction of exceed $625,000 that remains in effect for thirty (30) days after such entry without a stay of enforcement or execution.

Section 2.13. New Default. A new subsection 15(s) of the Loan Agreement shall be and hereby is added to the Loan Agreement immediately following subsection 15(r) of the Loan Agreement to read as follows:

(s) Advantage Judgment. The entering of any judgments or orders in the Advantage Litigation to the extent that the aggregate claims under such judgments or orders (including, without limitation, any settlement agreements related thereto) plus attorneys fees and expenses incurred in connection with such litigation after the Second Amendment Effective Date exceed $1,600,000 in total amount, or such greater amount as approved by the Agent in its reasonable discretion.

Section 2.14. Remedies Upon an Event of Default. Subsection 16(b) of the Loan Agreement is hereby amended by restating in its entirety that portion thereof immediately following “any balance of such Proceeds may be applied by Agent toward the payment of such of the Liabilities, whether due or to become due, in the following order” to read as follows:

first, to pay any fees, indemnities and expense reimbursements (including, without limitation, any outstanding protective advances) then due to the Agent, second, ratably in accordance with each Lender’s Pro Rata Share, to pay any fees, indemnities and expense reimbursements then due to the Lenders, third, to the payment of principal of and interest on the Swing Loans until paid in full, fourth, ratably to pay any interest due in respect of the Loans other than Swing Loans, fifth, to pay or prepay the principal amount of all Interim Advances and all Disproportionate Advances (provided, however, the applicability of this Section shall not affect a Lender’s obligation to settle from time to time with Agent as required under and in accordance with Section 18 of this Agreement), sixth, ratably in accordance with each Lender’s Pro Rata Share, to pay all other principal amounts then due and payable with respect to the Loans other than Swing Loans, seventh, to the Agent, in an amount equal to one hundred ten percent (110%) of the undrawn amount of the outstanding Letters of Credit to be held as cash collateral for payment of such Liabilities, eighth, ratably in accordance with each Lender’s Pro Rata Share, to payment of all other Liabilities (excluding any Liabilities arising pursuant to an Interest Rate Agreement secured by this Agreement (collectively, the “Secured Hedge Liabilities”) and excluding any Funds Transfer and Deposit Account Liabilities), ninth, ratably to the payment of all Secured Hedge Liabilities, tenth, ratably to the payment of Funds Transfer and Deposit Account Liabilities, and eleventh, to Borrowers or the Person(s) legally entitled thereto provided that if any Liabilities shall not have been indefeasibly paid in full, in cash, any surplus otherwise payable under clause eleven shall continue to be held as Collateral hereunder and shall continue to be subject to the terms and conditions hereof until such Liabilities shall have been indefeasibly paid in full, in cash and such surplus may be used by Agent to pay any such Liabilities which from time to time become due and payable. Borrowers shall remain liable to Agent and Lenders for any deficiencies.

Section 2.15. Amendment to Post Closing Letter. The date “July 24, 2008” referred to in paragraph 7 of the Post Closing Letter is hereby deleted and replaced with the date “August 29, 2008”.

Section 2.16. Termination of DD Term Loan Facility. The credit facility for DD Term Loans provided for in subsection 2(c) of the Loan Agreement is hereby terminated in its entirety, and no Borrower has any rights to request any DD Term Loan. Notwithstanding anything to the contrary in the Loan Agreement, the DD Term Loan Commitment of each Lender is and at all times hereafter shall be $0.00. Each party hereto acknowledges and agrees that there are no DD Term Loans outstanding as of the Second Amendment Effective Date.

Section 2.17. Amendment to Loan Agreement Signature Blocks. The Loan Agreement signature pages include the signatures of B.E.G. Liquid Mud Services Corp. and Industrial Lift Truck & Equipment Co., Inc. in the section for signatures by Credit Parties that are not

Borrowers. This placement was made in error and by way of this Amendment, the Loan Agreement signature pages are amended to transfer the signatures of B.E.G. Liquid Mud Services Corp. and Industrial Lift Truck & Equipment Co., Inc. from the section for Credit Parties that are not Borrowers to the section for Borrowers and to place such signatures of B.E.G. Liquid Mud Services Corp. and Industrial Lift Truck & Equipment Co., Inc. immediately below the signature of OMNI Energy Transportation Corp.

SECTION 3. CONDITIONS PRECEDENT.

This Amendment shall become effective upon the satisfaction of the following conditions precedent:

Section 3.1. The Agent and OMNI shall have received a fully executed copy of this Amendment executed by the Borrowers, the other Credit Parties and the Lenders and a fully executed copy of the Fee Letter amendment dated August 28, 2008 executed by OMNI and the Agent.

Section 3.2. The Borrower shall have delivered to the Agent the contract for the Abbeville Sale, which contract shall be reasonably acceptable to the Agent in form and substance.

Section 3.3. All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to the Agent.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

The Credit Parties represent and warrant that (i) each of the representations and warranties set forth in Section 11 of the Loan Agreement is true and correct on and as of the date of this Amendment after giving effect to this Amendment as if made on and as of the date hereof and as if each reference therein to the Loan Agreement referred to the Loan Agreement as amended hereby; (ii) as of the date hereof and on the Second Amendment Effective Date, no Event of Default exists and no event exists that, with the passage of time or the giving of notice, will become an Event of Default; (iii) as of the date hereof and after giving effect hereto, there are no DD Term Loans outstanding; and (iv) without limiting the effect of the foregoing, the Credit Parties execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of each Credit Party.

SECTION 5. COLLATERAL.

The Borrowers and the other Credit Parties have heretofore executed and delivered to the Agent the Other Documents and the Borrowers hereby agree that notwithstanding the execution and delivery of this Amendment, (i) except as specifically amended herein, the Other Agreements shall remain in full force and effect (ii) the Loan Agreement and the Other Agreements shall secure the Liabilities, and (iii) the rights and remedies of the Lenders under the

Loan Agreement and the Other Agreements, the obligations of the Credit Parties thereunder, and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Loan Agreement and the Other Agreements as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

SECTION 6. MISCELLANEOUS.

(a) Except as specifically amended or waived herein, the Loan Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Loan Agreement or any Other Agreement, or in any certificate, letter or communication issued or made pursuant to or with respect to the Loan Agreement or any Other Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement, as amended hereby.

(b) The Borrowers agree to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Agent.

(c) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment and Waiver to Loan Agreement as of the date first set forth above.

“BORROWERS”

OMNI ENERGY SERVICES CORP.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

CHARLES HOLSTON, INC.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

TRUSSCO, INC.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

OMNI ENERGY SEISMIC SERVICES, L.L.C.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

PREHEAT, INC.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Second Amendment and Waiver to Loan Agreement]

RIG TOOLS, INC.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

OMNI LABOR CORPORATION

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

OMNI ENERGY TRANSPORTATION CORP.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

B.E.G. LIQUID MUD SERVICES CORP.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

INDUSTRIAL LIFT TRUCK & EQUIPMENT CO., INC.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Second Amendment and Waiver to Loan Agreement]

The following Persons are signatories to this Second Amendment and Waiver to Loan Agreement in their capacity as a Credit Party and not as a Borrower.

“CREDIT PARTIES”

OMNI ENERGY SERVICES CORP.—MEXICO

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

TRUSSCO PROPERTIES, L.L.C.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

OMNI AVIATION CORP.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

AMERICAN HELICOPTERS INC.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

BMJ INDUSTRIAL INVESTMENTS, LLC

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Second Amendment and Waiver to Loan Agreement]

OMNI PROPERTIES CORP.

By:	/s/ Ronald Mogel
Name:	Ronald Mogel
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Second Amendment and Waiver to Loan Agreement]

“LENDERS”

FIFTH THIRD BANK , an Ohio banking corporation, as Agent and a Lender

By:	/s/ Loren G. Willet
Name:	Loren G. Willet
Title:	Vice President

[Signature Page to Second Amendment and Waiver to Loan Agreement]